Exhibit 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

SECURED CONVERTIBLE PROMISSORY NOTE

No. 18-00[●]	Date of Issuance
$[●]	[●], 2018

FOR VALUE RECEIVED, ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (the “Company”), hereby promises to pay to [                    ] (the “Lender”), the principal sum of [                    ] Dollars ($[        ]), together with interest thereon from the date of this Note. Interest shall accrue at a rate of eight percent (8.0%) per annum. Unless earlier converted into Conversion Shares pursuant to Section 2(b)(i)(A) of the Note and Warrant Purchase Agreement dated July [●], 2018, among the Company, the Lender, and certain other investors (the “Purchase Agreement”), the principal and accrued interest shall be due and payable by the Company on demand by the holder of this Note at any time after Maturity Date (as defined in the Purchase Agreement).

This Note is one of a series of Notes issued pursuant to the Purchase Agreement, and capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

Section 1. Payment. All payments shall be made in lawful money of the United States of America at the address of the holder of this Note reflected in the Company’s records or at such other place as the holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable, and any remainder applied to principal. Prepayment of principal, together with accrued interest, may not be made without the consent of the holder of this Note. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

Section 2. Security. This Note is secured pursuant to the Pledge Agreement. Reference is hereby made to the Pledge Agreement for a description of the nature and extent of the security for this Note and the rights with respect to such security of the holder of this Note.

Section 3. Conversion or Exchange of the Notes. This Note and any amounts due hereunder shall be convertible or exchangeable in accordance with the terms of Section 2(b) of the Purchase Agreement. As promptly as practicable after the conversion or exchange of this Note, the Company at its expense shall, upon surrender of this Note, issue and deliver to the holder of this Note a certificate or certificates for the number of full Conversion Shares issuable upon such conversion or deliver the portion of the ExO Note Indebtedness or the Aldama Interest for which it was exchanged.

Section 4. Events of Default and Remedies. If an Event of Default (as defined in the Purchase Agreement), the holder of this Note shall be entitled to exercise the remedies set forth in Section 7(b) of the Purchase Agreement.

Section 5. Lost Documents. Upon receipt by the Company of evidence and indemnity satisfactory to it of the loss, theft, destruction or mutilation of, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver in lieu of this Note a new note of the same series and of like tenor and unpaid principal amount and dated as of the date to which interest, if any, has been paid on the unpaid principal amount of this Note.

Section 6. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note, and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

Section 7. Successors and Assigns. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Majority Note Holders. Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Lenders.

Section 8. Expenses. The Company hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note (“Costs”) in endeavoring to collect any amounts payable hereunder that are not paid when due, whether by declaration or otherwise. The Company agrees that any delay on the part of the holder in exercising any rights hereunder will not operate as a waiver of such rights. The holder of this Note shall not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

Section 9. Governing Law. This Note shall be governed by and construed under the laws of the State of Florida as applied to other instruments made by Florida residents to be performed entirely within the State of Florida.

ODYSSEY MARINE EXPLORATION, INC.

By:
Mark D. Gordon
President and Chief Executive Officer

2

[Signature Page to Secured Convertible Promissory Note]